Exhibit 99.1

ECD Automotive Design to Host Second Quarter 2025 Financial Results

Conference Call on Thursday, August 21, 2025

KISSIMMEE, Fla., August 19, 2025 -- ECD Automotive Design, Inc. (NASDAQ: ECDA) (“ECD” or the “Company”), the world’s largest Land Rover and Jaguar restoration company known for its custom luxury builds, including bespoke Defenders, Range Rovers, Jaguar E-Types, Ford Mustangs and Toyota FJs, plans to review its operating and financial results for its second quarter ended June 30, 2025 on Thursday, August 21, 2025 at 8:30 a.m. E.T.

ECD CEO & Co-Founder, Scott Wallace and Chief Financial Officer, Victoria Hay will host the conference call.

To access the call, please use the following information:

Second Quarter 2025 Earnings Conference Call

Date: Thursday, August 21, 2025.

Time: 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time)

Webcast Link: 2Q 2025 Webcast Link

Dial-in: 877-407-4018

International Dial-in: 201-689-8471

Conference ID: 13755516

The Company will also provide a link at https://ecdautodesign.com/ecd-investors/. Please call the conference telephone number 5-10 minutes prior to the start time.

A telephonic replay of the conference call will also be available through September 4, 2025.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay passcode: 13755516

About ECD Auto Design

ECD, a public company trading under ECDA on the Nasdaq, is a creator of restored luxury vehicles that combines classic English beauty with modern performance. Currently, ECD restores Land Rover Defenders, Land Rover Series IIA, the Range Rover Classic, the Jaguar E-Type and we have recently added Ford Mustang and Toyota FJ. Historically, each vehicle produced by ECD was fully bespoke, a one-off that is designed by the client through an immersive luxury design experience and hand-built from the ground up in 2,200 hours by master-certified Automotive Service Excellence (“ASE”) craftsmen. The Company was founded in 2013 by three British “gear heads’ whose passion for classic vehicles is the driving force behind exceptionally high standards for quality, custom luxury vehicles. ECD’s global headquarters, known as the “Rover Dome,” is a 100,000-square-foot facility located in Kissimmee, Florida that is home to 102 staff with 67 talented craftsmen and technicians, who hold a combined 66 ASE and three master level certifications. ECD has an affiliated logistics center in the U.K. where its seven employees work to source and transport 25-year-old work vehicles back to the U.S. for restoration. For more information, visit www.ecdautodesign.com.

Contact:

investorrelations@ecdautodesign.com